SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 22, 2008

Green Plains Renewable Energy, Inc.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2008, Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) (“Green Plains”) issued a press release announcing that Todd A. Becker, Green Plains’ current President and Chief Operating Officer, has been named Chief Executive Officer, effective January 1, 2009.  Wayne B. Hoovestol, current Chairman and Chief Executive Officer, will remain as Chairman.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Hoovestol’s resignation from and Mr. Becker’s appointment to Chief Executive Officer are consistent with the previously-announced transition plan following the closing of the merger between Green Plains and VBV LLC (“VBV”) and its subsidiaries.

The following is a brief description of the business experience and background of Mr. Becker:

TODD A. BECKER, age 43, currently serves as Green Plains’ President and Chief Operating Officer, and has been serving in such capacities since October 2008. From 2007-08, Mr. Becker served as Chief Executive Officer of VBV. Mr. Becker previously worked at Global Ethanol where he was Executive Vice President of Sales and Trading. He had responsibility for setting up the commercial operations of the company. This included ethanol, corn, natural gas and distillers grains risk management and marketing. Prior to that, he spent ten years with ConAgra Foods in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. He has over 20 years of related experience in various commodity processing businesses, risk management and supply chain management. In addition, he has extensive international trading experience in agricultural markets. Mr. Becker has a Masters of Science in Finance from the Kelley School of Business at Indiana University.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Number	Description
99.1	Press Release, dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

Exhibits Index

Number	Description
99.1	Press Release, dated December 22, 2008.

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